SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 15, 2004




                     FRANKLIN CREDIT MANAGEMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                                   75-2243266
                      (I.R.S. employer identification no.)

                                     0-17771
                            Commission file number)

                               Six Harrison Street
                               New York, New York
                         (Address of principal executive
                                    offices)

                                      10013
                                   (Zip code)

       Registrant's telephone number, including area code: (212) 925-8745

Item 8.01 Other Events


On November 15, 2004, Franklin Credit Management Corporation (the "Company"), a Delaware Corporation, issued a press release entitled "Franklin Credit Management Reports 73 percent increase in third quarter earnings." A copy of the Company's press release is attached as Exhibit 99.1

Item 7 Exhibits
Exhibit No Description
99.1 Press Release, dated Novenber 15, 2004 entitled " Franklin Credit Management reports 73 percent increase in third quarter earnings."

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FRANKLIN CREDIT MANAGEMENT CORPORATION

                                               By: /s/ Jeff Johnson
                                                       Jeff Johnson
                                                       Chief Executive Officer

Date: November 15, 2004.

Exhibit 99.1
For Immediate Release

Contact:  Alan Joseph, CFO
Franklin Credit Management Corp.
(212) 925-8745 ext. 169
ajoseph@franklincredit.com


            FRANKLIN CREDIT MANAGEMENT REPORTS 73 PERCENT INCREASE IN
                             THIRD QUARTER EARNINGS

            NINE-MONTH DILUTED E.P.S. OF $0.92 COMPARE WITH $0.73 IN
                                PRIOR-YEAR PERIOD

NEW YORK, New York (November 15, 2004) - Franklin Credit  Management  Corp. (OTC
BB: FCSC), a specialty financial services company that originates, acquires, manages and sells subprime residential mortgage assets, today announced record sales and earnings for the third quarter and first nine months of 2004.

For the three months ended September 30, 2004, revenues increased 56% to $22.0 million, compared with $14.1 million in the third quarter of the previous year. Net Income increased 73% to a record $2,517,786, or $0.37 per diluted share, compared with $1,455,424, or $0.22 the previous year.

"We are very pleased to report record revenues and earnings for the third quarter of 2004," stated Jeffrey Johnson, Chief Executive Officer of Franklin Credit Management Corporation. "Significant gains in interest income, purchase discounts earned, and gains on the sale of notes receivable resulted from our portfolio acquisition programs, including the bulk purchase of $310 million of subprime loans from Bank One on June 30, 2004, and I can report that the assimilation of these loans into our servicing organization was completed in a very efficient manner. Gains on the sale of loans originated by our Tribeca Lending subsidiary continued to increase during the most recent quarter reflecting our strong loan production activity. We also recorded a modest loss on the sale of other real estate owned (OREO), reflecting a decrease in the quality of a few of the 62 OREO properties that were sold in the period."

"Operating expenses grew at a slower rate than revenues, allowing our pretax profit margin to expand to 21.0% of revenues in the third quarter of 2004, compared with 19.0% in the prior-year quarter."

For the nine months ended September 30, 2004, the Company reported record revenues of $52.8 million, which represented an increase of 26% when compared with $42.0 million in the corresponding period of the previous year. Net income rose 31% to a record $6,192,100, or $0.92 per diluted share, versus net income of $4,732,045, or $0.73 per diluted share, in the nine months ended September 30, 2003.

"Shortly after the end of the third quarter, we announced the bulk purchase of $99.4 million in subprime mortgage loans from Master Financial Corporation, a national mortgage banking company," continued Johnson.

"We expect a strong fourth quarter and are optimistic that earnings for the year ending December 31, 2004 will exceed last year's record $1.02 per diluted share. With interest rates expected to rise in coming months, the "spread" between our portfolio yield and the interest rates at which we borrow will likely narrow. However, we are optimistic that the growth in our loan portfolio and related activities will contribute to the Company's revenues and earnings," concluded Johnson.

About Franklin Credit Management Corp.

Franklin Credit Management Corporation ("FCMC", and together with its wholly-owned subsidiaries, the "Company") is a specialty consumer finance and asset management company primarily engaged in the acquisition, origination, servicing and resolution of performing, sub-performing and non-performing residential mortgage loans and residential real estate. The Company acquires these mortgages from a variety of mortgage bankers, banks, and other specialty finance companies. These loans are generally purchased in pools at discounts from their aggregate contractual balances, from sellers in the financial services industry. Real estate is acquired in foreclosure or otherwise and is also generally acquired at a discount relative to the appraised value of the asset. The Company conducts its business from its executive and main office in New York City and through its website www.franklincredit.com. Its common stock trades on the OTC Bulletin Board under the symbol "FCSC".


Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, and changes in the level of growth in the finance and housing markets; (ii) the status of relations between the Company and its sole Senior Debt Lender and the Senior Debt Lender's willingness to extend additional credit to the Company; (iii) the availability for purchases of additional loans; (iv) the status of relations between the Company and its sources for loan purchases; (v) unanticipated difficulties in collections under loans in the Company's portfolio; and (vi)other risks detailed from time to time in the Company's SEC reports. Additional factors that would cause actual results to differ materially from those projected or suggested or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption "Real Estate Risk" in the Company's
Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as other wise required by securities and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


                    For further information, please contact:

Alan Joseph, CFO of Franklin Credit Management Corp. at 212-925-8745 (Ext. 169)

                         Financial Highlights to Follow




                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
-------------------------------------------------------------------------------

                                Three Months              Nine Months
                                Ended Sept 30,           Ended Sept 30,
                              2004         2003          2004         2003
                           -----------   ----------    ----------    ---------
REVENUES:
 Interest income           $16,628,125   $10,438,099  $38,618,733  $31,721,768
 Purchase discount earned    2,969,825     1,385,753    6,039,002    3,366,675
 Gain on sale of
 notes receivable              229,840        36,991    1,074,742      633,105
 Gain on sale of originated
 loans held for sale         1,026,372       895,774    3,171,801    2,302,819
 Gain on sale of other
 real estate owned            (145,846)      174,651      227,551      927,845
 Rental income                   9,725        29,874       33,675      103,674
 Prepayments and other
 income                      1,247,416     1,096,582    3,646,884    2,899,019
                            ----------    ----------   ----------   ---------
                            21,965,457    14,057,724   52,812,388   41,954,905
                            ----------    ----------   ----------   ----------

OPERATING EXPENSES:
 Interest expense            9,939,303     5,489,147   20,733,508   16,102,017
 Collection, general and
 administrative              5,974,354     4,476,633   16,167,756   12,995,727
 Provision for loan losses     728,504       783,854    2,436,763    2,368,299
 Amortization of deferred
 financing costs               584,916       516,483    1,738,043    1,356,875
 Depreciation                  118,590       120,283      368,214      327,742
                            ----------    ----------   ----------   ----------
                            17,345,667    11,386,400   41,444,284   33,150,660
                            ----------    ----------   ----------   ----------


INCOME BEFORE PROVISION
FOR INCOME TAXES             4,619,790     2,671,324   11,368,104    8,804,245
                            ----------    ----------   ----------   ----------

PROVISION FOR INCOME TAXES   2,102,004     1,215,900    5,176,004    4,072,200
                            ----------    -----------  ----------   ----------

NET INCOME                  $2,517,786    $1,455,424   $6,192,100   $4,732,045
                            ==========   ===========   ==========   ==========

NET INCOME PER COMMON SHARE:
  Basic                     $     0.43    $     0.25   $     1.05   $     0.80

  Diluted                   $     0.37    $     0.22   $     0.92   $     0.73

                            ==========    ===========   ==========   ==========
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING BASIC     5,916,527     5,916,527    5,916,527     5,916,527

                            ==========    ===========   ==========    =========
WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING DILUTED   6,815,141     6,573,879    6,749,544     6,506,560
                            ===========   ===========   ==========    =========





 CONSOLIDATED BALANCE SHEETS (Unaudited)
-------------------------------------------------------------------------------
ASSETS                              September 30, 2004     December 31, 2003

CASH AND CASH EQUIVALENTS                 $ 22,533,835   $  14,418,876 35

RESTRICTED CASH                                113,457            413,443

NOTES RECEIVABLE:
 Principal                                 796,079,203        465,553,870
 Purchase discount                         (38,809,394)       (25,678,165)
 Allowance for loan losses                 (84,031,931)       (46,247,230)
                                          -------------      --------------
     Net notes receivable                  673,237,878        393,628,475

ORIGINATED LOANS HELD FOR SALE              34,861,339         27,372,779

ORIGINATED LOANS HELD FOR INVESTMENT        43,212,524          9,536,669

ACCRUED INTEREST RECEIVABLE                  7,764,609          4,332,419

OTHER REAL ESTATE OWNED                     16,684,155         13,981,665

OTHER RECEIVABLES                            4,664,500          2,893,735

MARKETABLE SECURITIES                          256,697            202,071

DEFERRED TAX ASSET                             614,166            681,398

OTHER ASSETS                                 4,440,257          3,720,163

BUILDING, FURNITURE AND EQUIPMENT - Net      1,341,133          1,252,711

DEFERRED FINANCING COSTS- Net                7,033,597          4,298,942
                                         -------------      --------------
TOTAL ASSETS                             $ 816,758,147      $ 476,733,346
                                         =============      ==============
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
  Accounts payable and accrued expenses    $ 7,088,629        $ 4,979,806
  Financing agreements                      35,180,332         23,315,301
  Notes payable                            747,154,565        427,447,844
  Income tax liability:
     Current                                    61,011
     Deferred                                1,402,204          1,311,089
                                          ------------       -------------
           TOTAL LIABILITIES               790,886,741        457,054,040
                                          ------------       -------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Common stock, $.01 par value,
 10,000,000 authorized shares; issued
 and outstanding: 5,916,527                     59,167              59,167
 Additional paid-in capital                  6,985,968           6,985,968
 Retained earnings                          18,826,271          12,634,171
                                         -------------        -------------
           TOTAL STOCKHOLDERS' EQUITY       25,871,406          19,679,306
                                         -------------        -------------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                      $816,758,147        $476,733,346
                                         =============        ============